Exhibit 5.1

September 6, 2012

Zillow, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Re:	Registration Statement on Form S-3 Filed by Zillow, Inc.

Ladies and Gentlemen:

We have acted as counsel to Zillow, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 pursuant to Rule 462(b) (the “Registration Statement”) for the registration of the sale from time to time of up to $23,075,000 in aggregate initial offering price of one or more series of the following securities by the Company (collectively, the “Securities”):

(a)	shares of the Company’s Class A common stock, par value 0.0001 per share (the “Class A Common Stock”),
(b)	shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”),
(c)	shares of the Company’s convertible preferred stock, par value $0.0001 per share (the “Convertible Preferred Stock”),
(d)	debt securities of the Company, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”),
(e)	convertible debt securities of the Company, which may be either convertible senior debt securities or convertible subordinated debt securities (the “Convertible Debt Securities”),
(f)	stock purchase contracts for the purchase of Class A Common Stock of the Company (“Stock Purchase Contracts”),
(g)	stock purchase units consisting of a Stock Purchase Contract and either Debt Securities, Convertible Debt Securities or debt obligations of third parties or any combination of such securities (the “Stock Purchase Units”), and
(h)	warrants representing rights to purchase Class A Common Stock, Preferred Stock or Convertible Preferred Stock of the Company (the “Warrants”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Class A Common Stock will be issued by the Company under the Company’s Amended and Restated Articles of Incorporation, as amended from time to time; (b) any Preferred Stock will be issued under the Company’s Amended and Restated Articles of Incorporation, as amended from time to time, and one or more resolutions of the Company’s Board of Directors (the “Board”) setting forth the terms of the Preferred Stock; (c) any Convertible Preferred Stock will be issued under the Company’s Amended and Restated Articles of Incorporation, as amended from time to time, and one or more resolutions of the Board setting forth the terms of the Convertible Preferred Stock; (d) any Debt Securities will be issued in one or more series pursuant to an applicable debt indenture (together with any supplemental indentures, a “Debt Indenture”) entered into between the Company and a trustee thereunder (the “Debt Trustee”) in a form filed as an exhibit to the Registration Statement or an amendment to the Registration Statement or incorporated by reference therein; (e) any Convertible Debt Securities will be issued in one or more series pursuant to an applicable convertible debt indenture (together with any supplemental indentures, a “Convertible Debt Indenture”) entered into between the Company and a trustee thereunder (the “Convertible Debt Trustee”) in a form filed as an exhibit to the Registration Statement or an amendment to the Registration Statement or incorporated by reference therein; (f) any Stock Purchase Contracts will be issued pursuant to one or more stock purchase agreements (each a “Stock Purchase Agreement”) entered into between the Company and a financial institution identified therein as the purchase contract agent (the “Purchase Contract Agent”) in a form filed as an exhibit to an amendment to the Registration Statement or incorporated by reference therein; (g) any Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a “Stock Purchase Unit Agreement”) to be entered into among the Company and a financial institution identified therein as the purchase unit agent (the “Purchase Unit Agent”) in a form filed as an exhibit to an amendment to the Registration Statement or incorporated by reference therein; and (h) any Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to an amendment to the Registration Statement or incorporated by reference therein.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Board or a committee thereof or, in the case of Debt Securities or Convertible Debt Securities, certain authorized officers of the Company as authorized by the Board, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Registration Statement, such of the corporate proceedings as have occurred prior to or as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) with respect to the opinions in Paragraphs 4 through 13 below, the Company, the Debt Trustee, the Convertible Debt Trustee, the Purchase Contract Agent, the Purchase Unit Agent, or the Warrant Agent, as applicable, will have complied with the terms and conditions of the Debt Indenture, the Convertible Debt Indenture, the Stock

Purchase Agreement, the Stock Purchase Unit Agreement, or the Warrant Agreement, as applicable, including, but not limited to, the creation, authentication and delivery of any supplemental indenture to an indenture; (c) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be; and (d) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Based on and subject to the foregoing, we are of the opinion that:

1.	The Class A Common Stock (including any Class A Common Stock duly issued upon the exchange or conversion of Convertible Debt Securities or Convertible Preferred Stock pursuant to the respective terms thereof, or upon the exercise of Warrants pursuant to the terms thereof), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.
2.	When (a) the terms of any particular series of Preferred Stock have been established in accordance with the Amended and Restated Articles of Incorporation, as amended from time to time, and applicable corporate proceedings authorizing the issuance and sale of Preferred Stock; (b) articles of amendment conforming with the law of the State of Washington regarding the Preferred Stock have been filed with and accepted by the Secretary of State of the State of Washington; and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Preferred Stock (including any Preferred Stock duly issued upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock) will be validly issued, fully paid and nonassessable.
3.	When (a) the terms of any particular series of Convertible Preferred Stock have been established in accordance with the Amended and Restated Articles of Incorporation, as amended from time to time, and applicable corporate proceedings authorizing the issuance and sale of Convertible Preferred Stock; (b) articles of amendment conforming with the law of the State of Washington regarding the Convertible Preferred Stock have been filed with and accepted by the Secretary of State of the State of Washington; and (c) the Convertible Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Convertible Preferred Stock (including any Convertible Preferred Stock duly issued upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Convertible Preferred Stock) will be validly issued, fully paid and nonassessable.
4.	When a Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Debt Trustee, such Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
5.

When (a) the applicable Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Debt Securities have been duly established and approved; and (c) the applicable Debt Securities have been duly executed by the Company and authenticated by the Debt Trustee in accordance with the applicable Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Debt Indenture.
6.	When a Convertible Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Convertible Debt Trustee, such Convertible Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
7.	When (a) the applicable Convertible Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Convertible Debt Securities have been duly established and approved; and (c) the Convertible Debt Securities have been duly executed by the Company and authenticated by the Convertible Debt Trustee in accordance with the applicable Convertible Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Convertible Debt Indenture.
8.	When a Stock Purchase Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Purchase Contract Agent, such Stock Purchase Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
9.	When (a) the applicable Stock Purchase Contracts have been duly authorized by the Company; (b) the final terms of the Stock Purchase Contracts have been duly established and approved; and (c) the applicable Stock Purchase Contracts have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Stock Purchase Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
10.	When a Stock Purchase Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Purchase Unit Agent, such Stock Purchase Unit Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
11.	When (a) the applicable Stock Purchase Units have been duly authorized by the Company; (b) the final terms of the Stock Purchase Units have been duly established and approved; and (c) the applicable Stock Purchase Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Stock Purchase Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

12.	When a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
13.	When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)	Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.
(b)	We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.
(c)	We do not express any opinions herein concerning any laws other than the laws in their current forms of the States of New York and Washington and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ Perkins Coie LLP